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                                                                    EXHIBIT 11.1
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COMPUTATION OF PRIMARY EARNINGS PER COMMON SHARE

(In millions, except per share data)

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
                                                                                  YEAR ENDED DECEMBER 31,
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
                                                                                1993       1992       1991
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EARNINGS
  Income (loss) from continuing operations before cumulative effect of
   accounting changes                                                         $    (268) $     561  $     507
  Preferred stock dividends                                                          --         (5)       (23)
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  Income (loss) from continuing operations before cumulative effect of
   accounting changes applicable to common stock                                   (268)       556        484
  Discontinued operations
    Income from discontinued operations                                              --         63         84
    Costs associated with effecting the business discontinuance                      --        (18)        --
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  Total discontinued operations                                                      --         45         84
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  Cumulative effect of accounting changes                                            70       (165)        --
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  Net income (loss) available for common stock                                $    (198) $     436  $     568
                                                                              ---------  ---------  ---------
                                                                              ---------  ---------  ---------
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SHARES
  Average common shares outstanding                                                 277        279        280
                                                                              ---------  ---------  ---------
                                                                              ---------  ---------  ---------
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PRIMARY EARNINGS (LOSS) PER COMMON SHARE
  INCOME FROM CONTINUING OPERATIONS                                           $   (0.97) $    1.99  $    1.73
  DISCONTINUED OPERATIONS
    INCOME FROM DISCONTINUED OPERATIONS                                              --       0.22       0.30
    COSTS ASSOCIATED WITH EFFECTING THE BUSINESS DISCONTINUANCE                      --      (0.06)        --
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  TOTAL DISCONTINUED OPERATIONS                                                      --       0.16       0.30
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  CUMULATIVE EFFECT OF ACCOUNTING CHANGES                                          0.25      (0.59)        --
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  NET INCOME (LOSS)                                                           $   (0.72) $    1.56  $    2.03
                                                                              ---------  ---------  ---------
                                                                              ---------  ---------  ---------
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

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